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TII Network Technologies, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TII NETWORK TECHNOLOGIES, INC.
1385 Akron Street
Copiague, New York 11726

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2006

_________________

To the Stockholders of
TII Network Technologies, Inc.:

        NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of TII Network Technologies, Inc., a Delaware corporation (the “Company”), will be held at Danfords On The Sound, 25 East Broadway, Port Jefferson, New York, on Wednesday, May 24, 2006 at 1:00 p.m., New York time, at which the following matters are to be presented for consideration:

1.	The election of two Class III directors to serve until the 2009 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.
A proposal to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The close of business on March 31, 2006 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

Virginia M. Hall, Secretary

April 24, 2006

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE ENCLOSED ENVELOPE IN THE UNITED STATES.

TII NETWORK TECHNOLOGIES, INC.
1385 Akron Street
Copiague, New York 11726

_________________

PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 24, 2006

_________________

        This Proxy Statement, to be mailed to stockholders of TII Network Technologies, Inc., a Delaware corporation (the “Company”), on or about April 24, 2006, is furnished in connection with the solicitation of proxies by the Board of Directors of the Company (“Proxy” or “Proxies”) for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 24, 2006 at 1:00 p.m., New York time, at Danfords On The Sound, 25 East Broadway, Port Jefferson, New York, and at any adjournments or postponements thereof (the “Meeting”).

        The close of business on March 31, 2006 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting. On the Record Date, there were outstanding 12,408,519 shares of the Company’s Common Stock (“Common Stock”).

        Stockholders in whose name shares are registered may vote by proxy or in person at the Meeting. To vote by mail, appropriately mark and sign the accompanying Proxy and return it in the enclosed envelope which requires no postage if mailed in the United States. If a stockholder’s Common Stock is held in “street name” (that is, held by, and registered in the name of, a broker or other nominee), that institution is the record owner of those shares and entitled to vote them. Those stockholders will receive instructions from, or on behalf of, that institution describing the procedures for advising the institution how to vote those shares. Stockholders whose shares are held in street name who wish to vote at the Meeting will need to obtain a separate proxy form from the institution that holds their shares.

        Proxies properly and timely received will be voted in accordance with the specifications made or, in the absence of specification, for all nominees named herein to serve as directors and to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm. The Board of Directors does not intend to bring before the Meeting any matter other than those described above, and has not received notice of, and is not aware of, any other matters that are to be presented by stockholders for action at the Meeting. If, however, any other matters or motions come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting. Any Proxy may be revoked by the person giving it at any time prior to the exercise of the powers conferred thereby (a) by a written notice of revocation received by the Secretary of the Company at 1385 Akron Street, Copiague, New York 11726 or at the Meeting, (b) by receipt of a duly executed Proxy bearing a later date at the foregoing address or at the Meeting or (c) by voting in person at the Meeting.

        Brokers that are members of the New York Stock Exchange have discretion to vote the shares of their clients that the broker holds in street name for its customers but as to which the broker has received no voting direction from the beneficial owner of the shares with respect to non-contested elections of directors, the selection of the Company’s independent registered public accounting firm and certain other matters considered to be “routine” matters. Brokers are, therefore, expected to vote such shares on the election of directors and the ratification of the selection of the Company’s independent registered public accounting firm. If a broker, nominee or other fiduciary holding shares in street name votes some, but not all, of the shares held by it as record owner for one or more beneficial owners of shares on one or more matters, the shares not voted by it on a matter are called “broker non-votes,” as to that matter.

        The presence, in person or represented by proxy, of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for determining the presence of a quorum.

        Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters to be voted on at the Meeting. A plurality (that is, the two persons receiving the highest number of affirmative votes cast) of the vote of shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required for the election of Class III directors (Proposal 1) and the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon will be required to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2006 (Proposal 2).

        Shares represented by Proxies that are marked “withhold authority” for the election of one or more director nominees will not be counted as a vote cast for those persons (Proposal 1). Abstentions are considered as shares present and voted on the subject matter and, therefore, to the extent a vote requires approval by a majority of shares present in person or represented by proxy and entitled to vote (e.g., Proposal 2), abstentions will have the effect of a negative vote thereon. Under Delaware law, broker non-votes will have no effect on the outcome on the election of directors (Proposal 1) or any matter that requires approval by a majority of shares present in person or by proxy and entitled to vote thereon (e.g., Proposal 2). While the Company knows of no other matters to be brought before the Meeting, if any other matter is brought before the Meeting that requires the vote of a majority of all outstanding shares of Common Stock, broker non-votes, as well as abstentions, will have the effect of a negative vote on that matter.

SECURITY HOLDINGS OF CERTAIN
STOCKHOLDERS, MANAGEMENT AND NOMINEES

        The following table sets forth information, as of the Record Date, except as noted below, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person (including any “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director and nominee to serve as a director of the Company, (iii) each executive officer named in the Summary Compensation Table under the caption “Executive Compensation,” below, and (iv) all executive officers and directors of the Company as a group:

Beneficial Owner (1)	Shares Owned (2)	Percent of Class (3)
Alfred J. Roach	1,181,240(4)	9.2%
1385 Akron Street
Copiague, NY 11726
Timothy J. Roach	1,200,313(5)	9.2%
1385 Akron Street
Copiague, NY 11726
Al Frank Asset Management, Inc.	648,717(6)	5.2%
32392 Coast Highway
Suite 260
Laguna Beach, CA 92651
C. Bruce Barksdale	185,670(7)	1.5%
Mark T. Bradshaw	71,250(8)	*
Lawrence M. Fodrowski	95,250(8)	*
R. Dave Garwood	250,785(9)	2.0%
James R. Grover, Jr.	162,350(10)	1.3%
Joseph C. Hogan	128,830(11)	*
Charles H. House	91,950(12)	*
Kenneth A. Paladino	264,000(13)	2.1%
Virginia M. Hall	233,500(14)	1.9%
Nisar A. Chaudhry	140,000(15)	1.1%
All executive officers and directors as a group (12 persons)	4,005,138(16)	26.9%

(1)	The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

(Footnotes continued on following page)

(2)	Includes shares subject to stock options but only to the extent exercisable on or within 60 days after the Record Date.

(3)	Asterisk indicates that the percentage is less than one percent. Percent of Class assumes the issuance of Common Stock issuable upon the exercise of options (to the extent exercisable on or within 60 days after the Record Date) held by such person but (except for the calculation of beneficial ownership by all executive officers and directors as a group) by no other person or entity.

(4)
Includes 470,000 shares subject to options held under the Company’s stock option plans. Excludes 51,744 shares owned by Mr. Roach’s wife (who has sole voting power and dispositive power with respect to the shares owned by her and as to which shares Mr. Roach disclaims beneficial ownership).

(5)
Includes 664,100 shares subject to options held under the Company’s stock option plans and 1,168 shares owned by Mr. Roach’s wife (who has sole voting and dispositive power with respect to the shares owned by her and as to which Mr. Roach disclaims beneficial ownership).

(6)
Based solely on information contained in a Schedule 13G, dated February 14, 2006, filed with the Securities and Exchange Commission reflecting information as at December 31, 2005. The Schedule 13G reflects that Al Frank Asset Management, Inc. has sole voting power with respect to 525,070 of such shares and sole voting dispositive power with respect to all 648,717 of such shares.

(7)	Includes 177,750 shares subject to options held under the Company’s stock option plans.

(8)	Represents shares subject to options held under the Company’s stock option plans.

(9)	Includes 184,500 shares subject to options held under the Company’s stock option plans

(10)	Includes 133,750 shares subject to options held under the Company’s stock option plans.

(11)	Includes 128,750 shares subject to options held under the Company’s stock option plans.

(12)	Includes 8,200 shares owned jointly by Mr. House and his wife, and 48,750 shares subject to options held under the Company’s stock option plans.

(13)	Includes 234,000 shares subject to options held under the Company’s stock option plans.

(14)	Includes 228,500 shares subject to options held under the Company’s stock option plans.

(15)	Includes 72,500 shares subject to options held under a Company stock option plan.

(16)
Includes 2,509,100 shares subject to options held by executive officers and directors under the Company’s stock option plans. Excludes 51,744 shares owned by the spouse of a director (who has sole voting power and dispositive power with respect to the shares owned by her and as to which shares the director disclaims beneficial ownership).

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company’s Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall consist of a minimum of five and a maximum of nine directors, as determined by the Board, with the Board to be divided into three classes, designated Class I, Class II and Class III. The Board of Directors has fixed the size of the Board at eight. Each class is to be as nearly equal in number as the then total number of directors constituting the entire Board of Directors permits. The term of office of Class III directors continues until the Meeting, the term of office of Class I directors continues until the next succeeding annual meeting of stockholders and the term of office of Class II directors continues until the second succeeding annual meeting of stockholders, and, in each case, until their respective successors are elected and qualified. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that meeting. Each director was previously elected by the Company’s stockholders.

        The terms of Timothy J. Roach, Alfred J. Roach and Lawrence M. Fodrowski, the present Class III directors, will expire at the Meeting. Alfred J. Roach is not standing for reelection. At the Meeting, holders of Common Stock will elect two Class III directors to serve until the 2009 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the enclosed Proxy intend to cast all votes pursuant to Proxies received for the election of Timothy J. Roach and Lawrence M. Fodrowski to serve as Class III directors (the “nominees”).

        In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees who will be designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

Background of Nominees

        Class III Directors

        Timothy J. Roach, 59, has served the Company in various capacities since December 1973. He has been President of the Company since July 1980, Vice Chairman of the Board since October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach served as Treasurer, Secretary and a director of American Biogenetic Sciences, Inc. from September 1983 until September 2002, when that company filed a petition under the federal Bankruptcy Code. Mr. Roach was a Captain in the United States Air Force for four years prior to joining the Company and is a graduate of Harvard University’s Business School Program for Management Development.

        Lawrence M. Fodrowski, 57, has been a director of the Company since October 2001. Since May 2004, Mr. Fodrowski has served as Vice President Finance and Administration and Chief Financial Officer of Hylan Group, Inc., a company that provides custom solutions for data communications and electrical installations. From July 2002 until May 2004, Mr. Fodrowski was an independent financial consultant. From January 2001 until July 2002, Mr. Fodrowski was Chief Financial Officer of Gisbert McDonnell Construction, Inc. (“Gisbert McDonnell”), a

construction management firm. From January 1976 until he joined Gisbert McDonnell, Mr. Fodrowski was Vice President, Chief Financial Officer and a director of LNR Communications, Inc. (“LNR”), a satellite communications equipment manufacturer. Prior to joining LNR, he was a Supervising Senior Accountant with KPMG Peat Marwick LLP (predecessor to KPMG LLP) for five years. Mr. Fodrowski holds a Bachelor of Science degree in Accounting from Fordham University and is a Certified Public Accountant in New York.

Background of Directors Whose Terms of Office Continue After the Meeting

        Class I Directors

        C. Bruce Barksdale, 74, was Vice President of the Company from August 1971 until December 1999 and thereafter was a consultant to the Company until April 2002. Since that time, Mr. Barksdale has been retired. He has been a director of the Company since 1974. Mr. Barksdale holds a Bachelor of Science degree in Electrical Engineering from the University of South Carolina.

        R. Dave Garwood, 64, has been a director of the Company since August 2000. Mr. Garwood is President of R. D. Garwood, Inc., an education and consulting company founded by him in 1974, specializing in supply chain management, the performance of operational audits and due diligence work for investment firms. Mr. Garwood holds a Bachelor of Science degree in Mechanical Engineering from Purdue University.

        Joseph C. Hogan, Ph.D., 83, has been a director of the Company since January 1974. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 to 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was a Director of Engineering Research and Resource Development at Georgia Institute of Technology. He is past President of the American Society of Engineering Education.

II Class Directors

        Mark T. Bradshaw, Ph.D., 38, has been a director of the Company since May 2003. Since July 2000, Dr. Bradshaw has been Assistant Professor of Business Administration at Harvard Business School. From June 1995 to June 2000, Dr. Bradshaw attended the University of Michigan Business School performing research and completing his Doctorate Degree. Mr. Bradshaw also holds a Bachelor of Business Administration degree and a Masters in Accounting degree from the University of Georgia. Dr. Bradshaw is a Certified Public Accountant in Georgia.

        James R. Grover, Jr., 87, has been a director of the Company since 1978. Mr. Grover has been engaged in the private practice of law since 1974 and was General Counsel to the Company from 1977 until March 2004. Mr. Grover was a member of the United States House of Representatives from 1963 to 1974, after serving as a member of the New York State Assembly from 1957 to 1962.

        Charles H. House, 65, has served as a director of the Company since September 2003 and as Chairman of the Board of Directors since September 2005. Mr. House has served as Director of Societal Impact of Technology since July 1999, and Director of the Research Collaboratory since March 2005, at Intel Corporation, a semiconductor chip maker (“Intel”). Mr. House previously served as Executive Vice President of Communications Research of Dialogic Corp., a manufacturer of hardware and software enabling technologies for computer telephony systems (“Dialogic”), which was acquired by Intel in 1999. Mr. House joined Dialogic in December 1995 as President of its wholly owned subsidiary, Spectron MicroSystems, Inc., which developed software for digital signal processing operating systems. Mr. House served as a director from July 1998 until July 2003, and Chairman from January 2001 until June 2003, of Applied Microsystems Corporation, when that company was dissolved following the sale of certain operations to Motorola, Inc. Mr. House holds a Bachelor of Science degree in Solid-State Physics from California Institute of Technology, a Masters in Sciences degree in Electronics Engineering from Stanford University, a Masters in Arts degree in the History of Science and Technology from the University of Colorado and a Masters in Business Administration degree in Strategic Studies from the University of California at San Diego.

Directors’ Independence

        The Board of Directors has determined that C. Bruce Barksdale, Mark T. Bradshaw, Lawrence M. Fodrowski, R. Dave Garwood, James R. Grover, Jr., Joseph C. Hogan and Charles H. House (constituting a majority of the Board of Directors) are “independent directors” pursuant to listing standards of NASDAQ. The Company’s Common Stock is listed for trading on the NASDAQ Capital Market. In reaching its conclusion, the Board determined that these individuals do not have a relationship with the Company that, in the Board’s opinion, would interfere with their exercise of independent judgment in carrying out the responsibilities of a director, and do not have any of the specific relationships set forth in Marketplace Rules of NASDAQ that would disqualify any of them from being considered independent directors.

Meetings of the Board of Directors

        During each of the period June 25, 2005 to December 31, 2005 and the Company’s fiscal year ended June 24, 2005, the Company’s Board of Directors held five meetings. Each incumbent director attended at least 75% of the aggregate number of Board of Directors meetings and meetings of all committees of the Board on which such director served that were held during the respective periods.

        It is the Company’s policy that, absent extenuating circumstances, all members of the Board of Directors attend meetings of stockholders. All of the members of the Board of Directors attended the Company’s 2005 Annual Meeting of Stockholders.

Committees of the Board

        The Board of Directors has Audit, Compensation, Nominating and Executive Advisory Committees.

        The Audit Committee consists of Messrs. Lawrence M. Fodrowski (Chairperson), Mark T. Bradshaw and Joseph C. Hogan, each of whom meets the independence requirements for audit committee members under the NASDAQ listing standards, including Rule 10A-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. R. Dave Garwood served on the Audit Committee during the Company’s fiscal year ended June 24, 2005 and thereafter until December 1, 2005. The Board of Directors has determined that Mr. Fodrowski is an audit committee financial expert, within the meaning of the rules and regulations of the Securities and Exchange Commission. The primary function of the Audit Committee is to oversee the accounting and financial processes of the Company and its subsidiaries and the audits of the financial statement of the Company, the Company’s systems of internal control over financial reporting, accounting, legal compliance and ethics that management and the Board has established, and the Company’s auditing, accounting and financial reporting processes generally. The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the Company’s registered independent public accountants, and pre-approves all audit and permissible non-audit services to be provided by the Company’s independent public accountants. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. A copy of the Audit Committee’s charter was most recently published in the Company’s proxy statement for its 2004 Annual Meeting of Stockholders. A report of the Audit Committee appears under the caption “Audit Committee Report,” below. The Audit Committee met on four and seven occasions during the period June 25, 2005 to December 31, 2005 and the Company’s fiscal year ended June 24, 2005, respectively.

        The present members of the Compensation Committee are R. Dave Garwood (Chairperson), James R. Grover, Jr., Joseph C. Hogan and Charles H. House, each of whom meets the independence requirements for compensation committee members under the listing standards of NASDAQ. Mr. Grover became a member of the Compensation Committee on December 1, 2005. Messrs. Mark T. Bradshaw and Lawrence M. Fodrowski, each of whom served on the Committee during the year ended June 24, 2005 and thereafter until December 1, 2005, ceased being members of this Committee. The Compensation Committee is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company; grant options under the Company’s present and future employee stock option plans; examine and make recommendations to the full Board of Directors with respect to other employee benefit plans and arrangements of the Company and its subsidiaries; and report to the Board periodically with respect to such matters. A report of the Compensation Committee appears under the caption “Report of Compensation Committee Concerning Executive Compensation,” below. The Compensation Committee met on three and six occasions during the period June 25, 2005 to December 31, 2005 and the Company’s fiscal year ended June 24, 2005, respectively.

        The Nominating Committee of the Board of Directors presently consists of Messrs. Joseph C. Hogan (Chairperson), C. Bruce Barksdale and Lawrence M. Fodrowski, each of whom meets the independence requirements for nominating committee members under the listing standards of NASDAQ. The Nominating Committee is responsible for identifying qualified Board candidates and recommending their nomination for election to the Board, including recommending a slate of nominees for election to the Board at each annual meeting of stockholders. The Committee is also responsible to review executive succession and processes to assure a smooth and orderly Chief Executive Officer transition when the need arises. The specific functions and responsibilities of the Nominating Committee are set forth in the written charter of the Nominating Committee adopted by the Board of Directors. A copy of the Nominating Committee’s charter was most recently published in the Company’s proxy statement for its 2004 Annual Meeting of Stockholders. The Nominating Committee met on one occasion, during each of the period June 25, 2005 through December 31, 2004 and the Company’s fiscal year ended June 24, 2005.

        The Executive Advisory Committee of the Board of Directors presently consists of Messrs. Charles H. House (Chairperson), Mark T. Bradshaw, R. Dave Garwood and Timothy J.

Roach. The Executive Advisory Committee assists management of the Company in, among other things, analyzing and evaluating the Company’s business, operations and financial position, developing business and operating plans and strategies, analyzing potential acquisitions and dispositions and growth vehicles, the Company’s capital structure and financing alternatives, and providing advice to facilitate the Company’s growth. The Executive Advisory Committee met on three occasions between its formation on October 5, 2005 and December 31, 2005.

Director Nomination Process

        The Company’s Nominating Committee, consisting exclusively of independent directors under the listing standards of NASDAQ, recommends to the full Board nominees to serve as directors of the Company.

        The Committee will consider nominees to serve on the Board that are recommended by stockholders, as well as by directors, officers and others. While the Committee makes recommendation for director nominations, final approval rests with the full Board. Although it may do so in the future, the Committee has not in the past retained or paid any third party to assist in identifying and evaluating nominees.

        The Committee has not established specific minimum qualifications, or specific qualities or skills, for prospective nominees. The Committee will consider, among other things a potential nominee’s financial and business experience, educational background, understanding of the Company’s business and industry, skills that would complement rather than duplicate skills of existing Board members, demonstrated ability in his or her professional field, integrity and reputation, willingness to work productively with members of the Board and represent the interests of stockholders as a whole, and time availability to perform the duties of a director, as well as the then current size and composition of the Board. No weight is assigned to any of the factors and the Committee may change its emphasis on certain of these factors from time to time in light of the needs of the Company at the time. The Committee will evaluate nominees of stockholders using the same criteria as it uses in evaluating other nominees to the Board and, in addition, in the case of incumbent directors, the director’s past attendance at, and participation in, Board meetings and his or her overall contributions to the Board. Evaluations of candidates are expected to involve a review of background material supporting the criteria described above, internal discussions within the Nominating Committee and interviews with a candidate as appropriate. Upon selection of a qualified candidate, the Nominating Committee would recommend a candidate for consideration by the full Board.

        A stockholder seeking to recommend a prospective nominee should submit the recommendation to the Nominating Committee of the Board of Directors, TII Network Technologies, Inc., 1385 Akron Street, Copiague, N.Y. 11726, Attention: Secretary, within the time frame described in the third sentence under the caption “Miscellaneous – Stockholder Proposals,” below. The recommendation should include, in addition to the name and business or residence address of the nominee, the written consent of the person being recommended to being named as a nominee in the Company’s proxy statement relating to the stockholder vote on his or her election and to serving as a director if elected. The recommendation must also include all information that would be required to be disclosed concerning such nominee in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, including, but not limited to, the information required by Items 103, 401, 403 and 404 of Regulation S-K of the Securities and Exchange Commission. In addition, the stockholder recommending the proposed nominee must provide the recommending stockholder’s name, address and number of shares of the Company’s Common Stock owned by such stockholder as they appear on the Company’s stockholder records and the length of time the shares have been owned by the recommending stockholder (or, if held in “street name,” a written statement from the record holder of the shares confirming the information concerning such stock ownership of the recommending stockholder) and whether the recommendation is being made with or on behalf of one or more other stockholders (and, if so, similar information with respect to each other stockholder with or on behalf of whom the recommendation is being made).

Stockholder Communications with Directors

        Stockholders may communicate directly with the Board of Directors or one or more specific directors by sending a written communication to: Board of Directors or the specific director, c/o the Company’s Secretary, TII Network Technologies, Inc., 1385 Akron Street, Copiague, NY 11726. The Company’s Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) related solely to complaints by users of the Company’s products that are ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to the Company’s business, industry, management, the Board or a Board committee. The Secretary will make all communications not specifically addressed to any one director available to each member of the Board at the Board’s next regularly scheduled meeting.

Codes of Business Conduct and Ethics

        The Company has adopted a Code of Business Ethics and Conduct that applies to all of its directors, officers and employees, which is supplemented by a Code of Ethics for Senior Financial Officers that additionally applies to its Chief Executive Officer and senior financial officers. Copies of these codes are available on the Company’s website at www.tiinettech.com by clicking on “investors relations” and then clicking on the applicable code.

Audit Committee Report

        Management has the primary responsibility for the Company’s financial reporting process, including its financial statements, while the Audit Committee is responsible for overseeing the Company’s accounting, auditing and financial reporting practices, and the Company’s independent registered public accounting firm has the responsibility for examining the Company’s annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In fulfilling its oversight responsibility with respect to the Company’s financial statements for the transition period June 25, 2005 through December 31, 2005 resulting from the Company’s change of its fiscal year from one ending on the last Friday in June to one ending on December, 31, the Audit Committee:

•
Reviewed and discussed the audited financial statements for the transition period ended December 31, 2005 with management and KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm;

•	Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•
Received the written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. The Audit Committee also discussed KPMG’s independence with KPMG and considered whether the provision of non-audit services rendered by KPMG was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company’s outside auditors (see “Ratification of the Selection of Independent Registered Public Accounting Firm,” below).

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the transition period June 25, 2005 through December 31, 2005 be included in the Company’s Annual Report on Form 10-K/T filed with the Securities and Exchange Commission for that year.

Respectfully, Lawrence M. Fodrowski Mark T. Bradshaw Joseph C. Hogan

Executive Officers

        In addition to Timothy J. Roach, the following are executive officers of the Company:

        Kenneth A. Paladino, 49, has been Vice President-Finance and Chief Financial Officer of the Company since September 2000, Treasurer since June 2001 and Chief Operating Officer since December 2004. From February 2000 until he joined the Company, Mr. Paladino was an independent consultant. Prior thereto, Mr. Paladino served as Chief Financial Officer from 1995 until February 2000, and for six years prior thereto as Corporate Controller, of EDO Corporation, a designer and manufacturer of advanced electronic and electro-mechanical systems. Mr. Paladino holds a Bachelor of Science degree in Accounting from Villanova University and is a Certified Public Accountant in New York.

        Virginia M. Hall, 52, has served the Company in various capacities since February 1976, serving as Vice President-Administration since December 1993, Vice-President-Contract Administration since September 1990 and Secretary since September 2002.

        Nisar A. Chaudhry, 60, has been Vice President-Electrical Engineering since March 1999, and Chief Technology Officer since December 2001, of the Company. Prior thereto, Mr. Chaudhry served the Company as Director of Electrical Engineering from July 1995 until March 1999 and a Senior Engineer from July 1989 until July 1995. Prior to joining the Company, Mr. Chaudhry served as Senior Engineer of Bradley Telcom Corporation, a designer and manufacturer of telephone test equipment, from 1980 until July 1989. Mr. Chaudhry holds a Masters in Physics from University of Punjab, Pakistan, and a Masters in Business Administration degree and a Masters of Electrical Engineering degree from Fairleigh Dickinson University.

        Officers hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board. See “Executive Compensation – Employment Agreement” for information concerning the Company’s Employment Agreement with Timothy J. Roach.

Required Vote

        A plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote for the election of directors will elect directors.

        The Board of Directors recommends that stockholders vote FOR Timothy J. Roach and Lawrence M. Fodrowski to serve as Class III directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth, for the Company’s transition period June 25, 2005 through December 31, 2005 resulting from the Company’s change in fiscal year from one ending on the last Friday in June to one ending on December 31 (the “Transition Period”) and for each of the Company’s prior three fiscal years ended June 24, 2005, information concerning the compensation paid by the Company to Timothy J. Roach, the Company’s Chief Executive Officer, and the Company’s other executive officers serving at December 31, 2005 (the “Named Executive Officers”):

	Annual Compensation					Long-Term Compensation Award
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)		Stock Options (#)	All Other Compensation(2)
Timothy J. Roach	Transition Period	$150,000	$90,000	$--			$24,900
President and Chief	Fiscal 2005	300,000	42,400	--		54,100	1,800
Executive Officer (3)	Fiscal 2004	300,000	120,000	--		--	22,170
	Fiscal 2003	250,000	--	48,000	(3)	80,000	21,970
Kenneth A. Paladino	Transition Period	114,000	60,000			150,000	700
Vice President-Finance,	Fiscal 2005	215,000	30,400	--		39,000	1,400
Chief Operating Officer,	Fiscal 2004	215,000	86,000	--		--	1,300
Chief Financial Officer	Fiscal 2003	193,000	--	--		80,000	1,200
and Treasurer
Alfred J. Roach	Transition Period	77,000	--	--		--	--
Chairman Emeritus of the	Fiscal 2005	150,000	--	--		--	--
Board (4)	Fiscal 2004	150,000	--	--		--	--
	Fiscal 2003	150,000	--	--		--	--
Virginia M. Hall	Transition Period	75,000	22,500	--		--	350
Vice President	Fiscal 2005	149,600	21,000	--		27,500	700
-Administration	Fiscal 2004	147,000	58,400	--		--	700
and Contract	Fiscal 2003	143,000	--	--		50,000	600
Administration and
Secretary
Nisar A. Chaudhry	Transition Period	75,000	23,700	--		--	900
Vice President -	Fiscal 2005	147,000	21,000	--		27,500	1,800
Engineering and Chief	Fiscal 2004	137,700	48,000	--		--	1,600
Technology Officer	Fiscal 2003	125,000	--	--		50,000	1,400

(1)
Perquisites and other personal benefits did not exceed 10% of the total annual salary and bonus for any of the Named Executive Officers in any of the periods, except in the case of Timothy J. Roach in fiscal 2003.

(Footnotes continued on following page)

(2)
Amounts in the Transition Period and in fiscal 2005 represent the Company’s matching contribution under the Company’s 401(k) Savings Plan and, in addition, in the case of Timothy J. Roach, in the Transition Period included the premiums on the life insurance policies maintained on his life pursuant to his Employment Agreement.

(3)
Pursuant to a previous Employment Agreement with the Company, during fiscal 2003, Mr. Roach received an annual allowance to reimburse him for the cost of maintaining a secondary residence in Puerto Rico, where the Company maintains manufacturing facilities. This allowance ceased effective July 1, 2003.

(4)	Alfred J. Roach was Chairman of the Board of Directors until September 14, 2005 when he became Chairman Emeritus. Mr. Roach became a consultant to the Company on November 1, 2005.

Option Grants Since the Beginning of the Last Fiscal Year

        The following table contains information concerning options granted to the Named Executive Officers during the Company’s Transition Period:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Period	Exercise Price Per Share (1)	Expiration Date (2)	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (3) 5% 10%
Kenneth A. Paladino	150,000	26.7%	$1.50	9/12/15	$141,501	$358,592

        The following table contains information concerning options granted to the Named Executive Officers during the Company’s fiscal year ended June 24, 2005:

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Period	Exercise Price Per Share (1)	Expiration Date (2)	Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (3) 5% 10%
Timothy J. Roach	54,100	13.3%	$1.48	6/06/15	$50,524	$128,038
Kenneth A. Paladino	39,000	9.6%	1.48	6/06/15	$36,422	$92,301
Virginia M. Hall	27,500	6.7%	1.48	6/06/15	$25,682	$65,084
Nisar A. Chaudhry	27,500	6.7%	1.48	6/06/15	$25,682	$65,084

(1)	The exercise price of each option is equal to the market value of the Company’s Common Stock on the date of grant.

(2)
The option granted to Mr. Paladino during the Transition Period has a term of ten years and is exercisable in five equal installments commencing one year after grant. Each option granted during fiscal 2005 has a ten year term and has been fully exercisable since grant.

(3)
These are hypothetical values using assumed compound growth rates prescribed by the SEC and are not intended to forecast possible future appreciation, if any, in the market price of the Company’s Common Stock.

Aggregate Option Exercises and Fiscal Year-End Option Value Table

        The following table contains information with respect to options exercised since the beginning of fiscal 2005 by the Named Executive Officers and with respect to unexercised options held at December 31, 2005 by the Named Executive Officers:

Name	Shares Acquired On Exercise	Value Realized (1)	Number of Unexercised Options Held At December 31, 2005 (Exercisable/ Unexercisable)	In-the-money Value of Unexercised Options Held At December 31, 2005 (Exercisable/ Unexercisable) (2)
Timothy J. Roach	--	--	644,100/ 20,000	$580,084/$29,140
Kenneth A. Paladino	--	--	224,000/170,000	$301,115/$195,200
Alfred J. Roach	--	--	450,000/ 20,000	$314,760/$29,140
Virginia M. Hall	--	--	223,500/ 5,000	$246,492/$7,285
Nisar A. Chaudhry	50,000	$53,250	70,500/ 2,000	$ 63,948/$2,840

(1)	Represents the closing price of the Company’s Common Stock on the date of exercise of the option minus the option exercise price, multiplied by the number of shares underlying the option exercised.

(2)	Represents the closing price of the Company’s Common Stock at December 31, 2005 minus the option exercise price, multiplied by the respective number of shares underlying the options.

Employment Agreement

        The Company and Timothy J. Roach entered into a Third Amended and Restated Employment Agreement (“Employment Agreement”), dated April 18, 2006, which replaced an Amended and Restated Employment Agreement dated May 17, 2005. The Employment Agreement now provides for Mr. Roach to continue to serve as the Company’s President and Chief Executive Officer for a term ending June 30, 2008, with automatic one year extensions unless the Company gives notice of termination of Mr. Roach’s employment at least three months prior to the then scheduled termination date. Alternatively, the Company may elect to terminate the Employment Agreement and retain the services of Mr. Roach as an employee on an “at will” basis by offering him a severance agreement of the type entered into by the Company with certain executive officers and described under “Termination Severance Arrangements,” below, but with a twelve, rather than six, month severance period. Mr. Roach may, at that time, elect to terminate his employment, accept the Company’s alternative offer, if extended to him, or, in lieu of an extension of his Employment Agreement, elect to become an “at will” employee under such severance agreement.

        Under the Employment Agreement, Mr. Roach is entitled to an annual salary of $300,000 per year (unchanged from the prior agreement), subject to increases and bonuses at the discretion of the Board of Directors or Compensation or other authorized Committee of the Board. The Company also is to continue to maintain the medical, dental and disability insurance provided to Mr. Roach at levels and terms no less favorable than in effect on April 18, 2006. In addition to group life insurance under Company programs that Mr. Roach is eligible to participate in, the Company is also to pay the premiums of up to $24,000 per annum on one or more life insurance policies that Mr. Roach may elect to acquire, with Mr. Roach to be the owner of, and to have the right to designate beneficiaries of, such policies.

        If Mr. Roach’s employment is terminated by the Company for any reason, other than death, disability or for cause, or if Mr. Roach terminates his employment for good reason (in general, an adverse change in his powers, duties or position, a reduction of his salary or benefits, or certain changes in the location where his duties are to be performed), as a result of a breach of the Employment Agreement by the Company which remains uncured for ten days after notice, or within one year after a “change in control” (as defined) of the Company if Mr. Roach reasonably determines that the change in control has caused him to be unable to effectively carry out the authorities, powers, functions or duties attendant to his position immediately prior to the change in control and such situation is not remedied within thirty days after notice, Mr. Roach will be entitled to receive, in general, his compensation and benefits until the then scheduled end of the term of his Employment Agreement, his bonus for the year in which termination occurs on a pro rated basis in the case of such termination by the Company and, as severance, a lump sum in an amount equal to the sum (two times the sum in the case of termination as a result of a change in control in the circumstances described above) of his annual salary in effect immediately prior to his cessation of employment (or, if greater, his highest annual salary rate in effect at any time during the year preceding the date of such termination) and all bonuses paid or payable in respect of the Company’s most recent fiscal year ended prior to the date of such termination (or, if greater, the bonus paid in respect of the Company’s then current fiscal year or the immediately preceding fiscal year). In addition, during the one year period following the date of such termination, Mr. Roach would continue to receive the benefits provided for in his Employment Agreement and any additional benefits that may be provided to executive officers or their dependents during such period in accordance with the Company’s policies and practices, and, assuming that his employment had been terminated by the Company other than for cause or by Mr. Roach for good reason or as a result of a change in control in the circumstances described above, any stock options granted to him which had not vested would become vested on the date of such termination and become exercisable for the maximum time allowed for the exercise thereof under the terms of the applicable stock option but for not less than six months. In the event of termination of his employment by reason of his death or disability (as defined), Mr. Roach (or his beneficiaries) will also be entitled to severance equal to one year’s annual salary, a continuation of benefits (to him or his beneficiaries) for one year in the case of death or two years in the case of termination by reason of disability and all outstanding options held by Mr. Roach will fully vest and become exercisable for the maximum time allowed for the exercise thereof under the terms of the applicable stock option but for not less than six months.

        Mr. Roach has agreed, among other things, not to disclose confidential information of the Company and, during the term of the agreement and for a Restricted Period (as described below) thereafter, not to directly or indirectly, engage, participate, invest or have an interest in any business that engages in the manufacture and sale of surge protector devices for the telephone industry or any other activity which is competitive with the Company’s business as conducted within twelve months preceding the end of the term of his Employment Agreement. The Restricted Period is one year after the date of termination of Mr. Roach’s employment in the case of termination due to disability, for cause (as defined) or Mr. Roach’s voluntary termination of employment (other than for good reason or as a result of a change in control of the Company in the circumstances described above) or if the term of the Employment Agreement expires and Mr. Roach’s elects to terminate his employment after the Company offers an employment alternative provided in the Employment Agreement. If the Company elects to terminate Mr. Roach’s employment (other than due to disability or for cause), including at the end of the term of the Employment Agreement, or if Mr. Roach terminates his employment for good reason or as a result of a change in control of the Company under the circumstances described above, the Company may invoke a one year Restricted Period by paying him an amount equal to his annual salary at the rate in effect immediately prior to his termination of employment (or, if greater, his highest salary in effect at any time during the one year period preceding the date of such termination). Except with respect to termination by reason of Mr. Roach’s disability, the Company may extend the Restricted Period for a second year by paying Mr. Roach 50% of his annual salary in effect immediately prior to his cessation of employment (or, if greater, 50% of the highest annual salary rate in effect at any time during the one-year period preceding the date of termination of his employment).

Termination Severance Arrangements

        The Company is a party to agreements with each of Kenneth A. Paladino, Virginia M. Hall and Nisar A. Chaudhry, providing that, in the event the Company should terminate the employment of the Named Executive Officer (other than for cause, as defined, including a breach of his or her confidentiality agreement with the Company, or as a result of his or her death), or if the Named Executive Officer voluntarily terminates his or her employment for good reason (in general, adverse changes in his or her responsibilities or conditions of employment, reductions in compensation or a requirement to relocate his or her principal place of employment by more than 50 miles), the Named Executive Officer will be entitled to at least six months severance pay, the continuation, at the Company’s cost, of then existing group medical and other insurance for the Named Executive Officer and his or her family for the severance period or, if not permitted, the payment of COBRA premium costs during such severance period, and for the acceleration of vesting of all stock options held by the Named Executive Officer and an extension of the exercise period thereof to the fifteenth day of the third month following the date on which, or if later, December 31 of the calendar year in which, the option would otherwise have expired. None of such Named Executive Officers is a party to an employment agreement with the Company.

Remuneration of Directors

        Each non-employee director receives (i) a cash retainer at the rate of $10,000 per annum ($25,000 in the case of the non-executive Chairman of the Board), which is payable quarterly or, alternatively, at such non-employee directors election made at or prior to the applicable annual meeting of stockholders, $11,750 ($29,400 in the case of the non-executive Chairman of the Board) of the Company’s Common Stock (valued at the fair market value of the Company’s Common Stock on the date of the applicable annual meeting of stockholders of the Company, with fair market value to be determined in the same manner as determined under the Company’s 2003 Non-Employee Director Stock Option Plan), which shares shall be subject to forfeiture in the event such non-employee director resigns or is removed for cause preceding the next annual meeting of stockholders of the Company, (ii) a fee of $1,000 for each meeting of the Board attended, (iii) a fee of $500 for each member of the Board’s Audit, Compensation and Nominating/Governance Committees (except that the Chairman of those Committees receives a fee of $1,000) and $1,000 for each member of the Executive Advisory Committee (except that the Chairman of the Executive Advisory Committee receives $2,000) for each meeting of the applicable committee attended and (iv) reimbursement for their reasonable travel and other expenses incurred in attending Board and committee meetings.

        The Company’s 2003 Non-Employee Director Stock Option Plan (the “2003 Plan”) provides that, at the time a person becomes a non-employee director, he or she is granted an option to purchase 24,000 shares of the Company’s Common Stock under the 2003 Plan (“Initial Options”). In addition, the 2003 Plan provides that, immediately following each annual meeting of stockholders at which directors are elected, each non-employee director in office immediately following the conclusion of the meeting (whether or not elected at the meeting) is granted an option to purchase 10,000 shares of Common Stock, as well as an option to purchase 5,000 shares for each standing committee of the Board on which the non-employee director will be serving (10,000 shares in the case of members of the Executive Advisory Committee) and an option to purchase 10,000 shares for each such committee that the non-employee director will be serving as Chairperson (20,000 shares in the case of the Chairperson of the Executive Advisory Committee) (“Annual Options”). An individual who becomes a non-employee director for the first time at an annual meeting of stockholders is only granted an Initial Option and Annual Options with respect to committee memberships and chairpersonships as will pertain to that non-employee director. An employee who ceases that relationship but remains a director is not entitled to an Initial Option. Each option held by non-employee directors under the 2003 Plan is exercisable for a period of ten years following the date of grant (subject to earlier termination at specified times following a non-employee director’s cessation of service) at an exercise price equal to 100% of the fair market value on the date of grant of the shares subject to the option. Initial Options vest and become exercisable in twelve equal quarterly installments commencing one year after the date of grant. While Annual Options vest and become exercisable in four equal quarterly installments commencing immediately upon grant, each non-employee director agreed that annual options granted with respect to the Company’s 2005 Annual Meeting of Stockholders held in December 2005 would vest and became exercisable in eight equal quarterly installments commencing immediately upon grant.

Incentive Bonus Plan

        In October 2005, the Company’s Board of Directors, upon the recommendation of the Board’s Compensation Committee, adopted an Incentive Bonus Plan for fiscal 2006 covering Timothy J. Roach Kenneth A. Paladino, Virginia M. Hall, Nisar A. Chaudhry and certain other key employees. When adopted, it was contemplated that the Incentive Bonus Plan would be in effect for the Company’s entire 2006 fiscal year, then scheduled to end in June 2006. In December 2005, the Company changed into fiscal year from one ending on the last Friday in June to one ending on December 31. As a result, targets and levels of bonuses were pro rated in determining bonuses payable for the Transition Period June 25, 2005 to December 31, 2005. The Company’s Compensation Committee is in the process of considering a bonus plan for 2006.

        The Incentive Bonus Plan is designed to provide incentive for performance upon meeting pre-established goals. The plan established a bonus pool base equal to a percentage of each participant’s base salary (which percentage in the case of Timothy J. Roach is 60%, Kenneth A. Paladino is 50%, and Virginia M. Hall and Nisar A. Chaudhry is 30%). The aggregate bonus pool base is then allocated by the Compensation Committee among various targets established by the Committee with varying weights totaling 100% for fiscal 2006. The targets are pre-established levels of consolidated revenues, revenues from emerging market product sales, net income and cash flow, with weights aggregating 80%, and a 20% discretionary factor. The actual bonus pool is determined by multiplying the bonus pool base established for each target (except the discretionary component) by the percentage by which the target is met (with no bonus included in the pool related to a target unless that target is met at least an 80% level and a maximum of 120% of the bonus pool base if the target is exceeded by 20%). The Compensation Committee will determine the bonus pool for the discretionary component. The Compensation Committee, with input from the Audit Committee may (but need not) make adjustments in determining if a target has been met for, among other things, corporate transactions (such as acquisitions, divestitures and reorganizations), non-budgeted or unusual expenditures, gains or losses caused by strategic decisions and the effects of changes in accounting principles, extraordinary or non-recurring charges and unusual events and other items that were factors in establishing target levels but were not contemplated at the time the targets were established or that may be outside the control of the participants. The maximum amount of the bonus pool may not exceed 25% of the Company’s earnings before income taxes and before deducting bonuses payable under the plan. The bonus pool so determined is allocated among plan participants pro rata to the bonus pool base attributable to the respective participants. If a participant voluntarily terminates his or her employment with the Company or if his or her employment is terminated for cause prior to the payment of the bonus, the participant forfeits his or her bonus. Bonuses are pro rated in the event of termination of employment by reason of death or disability or if the Company terminates the participant’s employment other than for cause during the Company’s fiscal year. Any amounts forfeited or not earned by a participant are not reallocated to other participants.

Consulting Agreement with Directors

        On September 14, 2005, the Company entered into Consulting Agreements with Alfred J. Roach and with Charles H. House.

        The Consulting Agreement with Mr. Roach provides for Mr. Roach to make himself available at such reasonable times and periods of time as the Company may request to consult with the Company’s executive officers and directors regarding the Company’s business and operations, focusing on the sale and marketing of the Company’s products. The Consulting Agreement provides for a term from November 1, 2005 (when Mr. Roach ceased being an employee of the Company) and ending on October 31, 2009, subject to earlier termination in the event of Mr. Roach’s death or breach of either of his covenants to maintain the confidentiality of confidential information of the Company and not to compete against the Company. For his services, Mr. Roach is to receive (i) a consulting fee of $160,000 per annum, (ii) 5% of net sales that may be generated through his efforts during the term of the Consulting Agreement from potential customers in China, India or Russia or, prior to May 1, 2007, from one potential United States based customer, and (iii) COBRA insurance premiums for eighteen months commencing November 1, 2005.

        The Consulting Agreement with Mr. House provides for Mr. House to consult with the Company in the management/marketing advisory field to assist the Company in, among other things, the analysis, development and implementation of a comprehensive go-to-market business plan for the Company’s new multi-service residential gateway product for a term of one year. For his services, Mr. House, in lieu of $60,000 cash compensation, elected to receive 35,000 shares of the Company’s Common Stock. The closing bid price of the Company’s Common Stock on the NASDAQ Capital Market on September 13, 2005, the day preceding authorization by the Company’s Board of Directors and entering into the Consulting Agreement, was $1.50 per share.

Equity Compensation Plans

        The following table sets forth certain information, as of December 31, 2005, with respect to the Company’s equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders.	3,851,550(a)	$ 1.76	1,091,550(b)
Equity compensation plans not approved by security holders	--	--	--
Total	3,851,550	$ 1.76	1,091,550

(a)
Includes 972,100, 2,076,450, 522,000 and 281,000 shares subject to options granted under the Company’s 1995 Stock Option Plan, which expired as to future grants in September 2005 (the “1995 Plan”), 1998 Stock Option Plan (the “1998 Plan”), 1994 Non-Employee Director Stock Option Plan, which expired as to future grants in September 2004 (the “1994 Plan”), and 2003 Non-Employee Director Stock Option Plan (the “2003 Plan”), respectively.

(b)
Includes 872,550 shares available for future grant under the 1998 Plan to employees and directors of, and consultants to, the Company and 219,000 shares available for grants to non-employee directors under the 2003 Plan. Upon the expiration, cancellation or termination of unexercised options, shares subject to options under a particular plan (except the 1994 Plan and 1995 Plan) will again be available for the grant of options under that plan.

Report of Compensation Committee
Concerning Executive Compensation

        The following report is submitted by the Compensation Committee of the Board of Directors which, among other things, considers and recommends to the Board of Directors salaries, bonuses and other compensation arrangements with respect to the Company’s executive officers. The full Board of Directors and the Compensation Committee have authority to grant stock options under the Company’s 1998 Stock Option Plan.

        The Compensation Committee views salaries for the Company’s executive officers as a means of providing basic compensation at levels sufficient to attract and retain qualified executives. Levels of base salary have been, subject to the requirements of any employment agreement between the Company and the executive officer, determined on a subjective basis in light of the executive’s level of responsibility, performance and expertise, as well as prevailing economic conditions, the Company’s performance and competitive factors.

        Bonuses have been to provide short-term incentive and to reward the executive’s personal performance and contribution to the Company’s recent overall performance or as an inducement to join the Company. See “Executive Compensation – Summary Compensation Table,” above. Bonuses for fiscal 2005 were discretionary and determined by the Committee following a review of each executive officer’s performance during the year. For the Transition Period, bonuses were determined under an Incentive Bonus Plan adopted by the Committee and approved by the Board on October 14, 2005. The Incentive Bonus Plan contemplated that it would be in effect during all of fiscal 2006 but, as a result of the change in the Company’s fiscal year, targets and levels of bonuses were pro rated in determining bonuses payable for the Transition Period. The Incentive Bonus Plan provided for bonuses to be paid to the Named Executive Officers and certain other key employees based on the extent to which pre-established financial targets are achieved and includes a 20% discretionary component factor. The Committee determines the amount of bonus with respect to the discretionary factor. The bonus pool earned thereunder is shared among the Plan participants. The plan is described in greater detail under the caption “Executive Compensation – Incentive Bonus Plan,” above. The Committee is in the process of considering a bonus plan for 2006.

        The Compensation Committee has considered options a useful means of enabling the Company to provide long-term incentive to executives in a manner that enables the Company to conserve cash for operations and growth while tying the executive’s interest to the interests of stockholders through stock ownership and potential stock ownership. Option grants have been based upon the executive’s performance and expected contribution to the long-term goals of the Company. See “Executive Compensation – Option Grants Since the Beginning of the Last Fiscal Year” for information with respect to options granted during fiscal 2005. During the Transition Period, in light of his added responsibilities as the Company’s Chief Operating Officer in addition to serving as the Company’s Chief Financial Officer, the Committee determined to grant Kenneth A. Paladino an additional option to purchase 150,000 shares of the Company’s Common Stock. All such options granted were granted under the Company’s 1998 Stock Option Plan at an exercise price of 100% of the market value of the Company’s Common Stock on the date the options were granted. Except for the option granted to Mr. Paladino during the Transition Period, which is exercisable in five equal annual installments commencing one year after grant, the options granted to executive officers since the beginning of fiscal 2005 are exercisable in full commencing on the date of grant.

        The Committee designated Charles H. House, a member of the Committee, and Mark T. Bradshaw, an independent director, to renegotiate various aspects of the then existing Employment Agreement between the Company and Timothy J. Roach, the Company’s President and Chief Executive Officer, relating to his severance in the event of termination of employment. Thereafter, the Committee approved, and recommended to the full Board, a Third Amended and Restated Employment Agreement with Mr. Roach, which became effective April 18, 2006. See “Employment Agreement,” above, for a description of Mr. Roach’s Amended and Restated Employment Agreement.

        Mr. Roach’s base salary for 2006 under the new Employment Agreement is the same as it has been since the beginning of fiscal 2004. His base salary is subject to increases and he may receive bonuses at the discretion of the Board of Directors, the Compensation Committee or other authorized committee of the Board. Mr. Roach’s bonus for fiscal 2005 was discretionary, with the Committee giving effect to Mr. Roach’s efforts in obtaining the renewal of a significant contract for the Company, as well as his and the Company’s overall performance. Mr. Roach’s bonus for the Transition Period was based on the Incentive Bonus Plan for executive officers and certain other key employees discussed above.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), precludes a public company from taking a Federal income tax deduction for annual compensation paid to its chief executive officer or any of its four other most highly compensated executive officers in excess of $1,000,000 for any such person. Certain “performance based compensation” is excluded from the deduction limitation. Cash compensation being paid by the Company has not, and is not expected to, reach the threshold at which the deduction limitation would be imposed. The Company’s stock option plans have been structured in a manner to enable any amount which is considered compensation as a result of the exercise of stock options or the disposition of the shares underlying an exercised option to be excluded from the deduction limitation. The short term bonus arrangements for fiscal 2005 and the Transition Period discussed under “Executive Compensation – Incentive Bonus Plan,” above, were not stockholder approved and do not meet certain other conditions necessary for them to be “performance based compensation.” Therefore, bonuses like base salary, were subject to the Section 162(m) deduction limitation. Since no executive officer received compensation in excess of $1,000,000 in fiscal 2005 or the Transition Period, all executive officers’ compensation was deductible. The Company does not expect that any executive officer will receive compensation that exceeds the Section 162(m) limitation in fiscal 2006 and, therefore, the Section 162(m) limitation should not affect the Company’s ability to deduct items treated as compensation for Federal income tax purposes.

Respectfully submitted,
R. Dave Garwood Joseph C. Hogan James R. Grover, Jr. Charles H. House

Performance Graph

        The following graph compares the cumulative return to holders of the Company’s Common Stock for the five years and Transition Period ended December 31, 2005 with (i) the NASDAQ Stock Market-US Index and (ii) the NASDAQ Telecommunications Index. The comparison assumes $100 was invested on June 30, 2000 in the Company’s Common Stock and in each of the comparison groups and assumes reinvestment of dividends (the Company paid no dividends during the periods):

	Cumulative Total Return As of
	6/00	6/01	6/02	6/03	6/04	6/05	12/05
TII NETWORK TECHNOLOGIES, INC.	$100.00	$50.82	$19.76	$20.24	$72.00	$69.65	$118.59
NASDAQ STOCK MARKET (U.S.)	$100.00	$55.46	$38.87	$43.25	$54.59	$54.92	$59.31
NASDAQ TELECOMMUNICATIONS	$100.00	$44.51	$22.85	$29.27	$29.96	$33.56	$32.12

Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Section 16(a)  of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s Common Stock, to timely file initial statements of stock ownership and statements of changes of beneficial ownership with the Securities and Exchange Commission and furnish copies of those statements to the Company. Based solely on a review of the copies of the statements furnished to the Company to date, or written representations that no statements were required, the Company believes that all statements required to be filed by such persons with respect to the Company’s fiscal year ended June 24, 2005 and the Transition Period ended December 31, 2005 were timely filed.

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The independent registered public accounting firm of KPMG LLP has been appointed by the Audit Committee of the Board of Directors to continue to serve as the Company’s independent auditor for the fiscal year ending December 31, 2006, subject to ratification by the stockholders of the Company. KPMG LLP has served as the Company’s independent public accountants since April 2002.

Principal Accountant Fees and Services

        The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the June 25, 2005 to December 31, 2005 Transition Period and for the fiscal years ended June 24, 2005 and June 25, 2004:

Fee Category	Transition Period	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees	$361,000	$186,000	$177,000
Audit-related fees	3,000	12,000	3,500
Tax fees	26,000	29,000	35,000

Total Fees	$390,000	$227,000	$215,500

        Audit Fees. These fees were for services rendered for KPMG’s audits of the Company’s consolidated financial statements included in the Company’s Reports on Forms 10-K and 10-K/T, reviews of the Company’s interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Forms 10-Q and services that are normally provided by KPMG in connection with regulatory filings or engagements.

        Audit-Related Fees. These fees were for services rendered in connection with proxy statements in each period and, in fiscal 2005, in connection with registration statements filed by the Company with the Securities and Exchange Commission and, in fiscal 2004, for the review of a response to comments received from the Securities and Exchange Commission.

        Tax Fees. These fees were for services regarding the preparation of income tax returns and other tax compliance.

        In connection with the standards for independence of a company’s independent registered public accounting firm promulgated by the Securities and Exchange Commission, the Audit Committee considered whether the services provided were compatible with maintaining the independence of KPMG, and determined that the provision of such services did not adversely affect KPMG’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee’s present policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year for services set forth in an engagement letter approved by the Audit Committee or its Chairperson and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. All of the services provided by KPMG during the Transition Period and fiscal 2005 were pre-approved by the Committee or its Chairperson, in the latter of which cases, the Chairperson reported his decision to the full Audit Committee at its next scheduled meeting. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee or its Chairperson regarding the extent of services provided by the Company’s independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Effect of Ratification

        The Board proposes that the stockholders ratify the Audit Committee’s selection of KPMG as the independent registered public accounting firm of the Company for the year ending December 31, 2006. If the resolution selecting KPMG as the Company’s independent registered public accounting firm is adopted by stockholders, the Audit Committee nevertheless retains the discretion to select different auditors should it then deem it in the Company’s interests. Any such future selection need not be submitted to a vote of stockholders.

Availability of KPMG at the Meeting

        KPMG has indicated to the Company that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions and will have the opportunity to make a statement if the representative so desires.

Required Vote

        The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote on this proposal is required to ratify the selection of KPMG as the Company’s independent registered public accounting firm. The Board of Directors unanimously recommends a vote FOR Proposal 2.

MISCELLANEOUS

Stockholder Proposals

        From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy related to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relatingto the Company’s 2007 Annual Meeting of Stockholders must be received by December 26, 2006. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company, 1385 Akron Street, Copiague, New York 11726. As to any proposal intended to be presented by a stockholder, without inclusion in the Board of Directors’ proxy statement and form of proxy for the Company’s 2007 Annual Meeting, the proxies named in the Board of Directors’ form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before March 10, 2007. Any such notices should also be directed to the Secretary of the Company at the above address. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

Annual Report on Form 10-K/T

        The Report to Stockholders of the Company for the Transition Period ended December 31, 2005 accompanies this Proxy Statement but is not incorporated in and is not to be deemed a part of this Proxy Statement. A copy of the Company’s Annual Report on Form 10-K/T for the Transition Period ended December 31, 2005, which has been filed with the Securities and Exchange Commission, is contained in the Company’s Report to Stockholders for the Transition Period ended December 31, 2005 accompanying this Proxy Statement and is also available, without charge, to stockholders upon request. Requests for a copy of that report should be addressed to Ms. Virginia M. Hall, Vice President-Administration and Secretary, 1385 Akron Street, Copiague, New York 11726, telephone number (631) 789-5000.

Solicitation of Proxies

        The cost of solicitation of Proxies, including the cost of reimbursing banks, brokers and other nominees for forwarding proxy solicitation material to the beneficial owners of shares held of record by them and seeking instructions from such beneficial owners, will be borne by the Company. Proxies may be solicited without extra compensation by certain officers, directors and regular employees of the Company by mail and, if determined to be necessary, by telephone, telecopy, telegraph or personal interview. The Company has retained W.F. Doring & Co., Inc., 866 Broadway, Bayonne, New Jersey 07002 to aid in the solicitation of Proxies. For its services, W.F. Doring & Co., Inc. will receive a fee of $2,500 plus reimbursement for certain out-of-pocket expenses.

By Order of the Board of Directors,
Virginia M. Hall, Secretary

April 24, 2006

PROXY	TII NETWORK TECHNOLOGIES, INC.

Proxy for Annual Meeting of Stockholders – May 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints, as proxies for the undersigned, TIMOTHY J. ROACH and VIRGINIA M. HALL, or either of them, with full power of substitution, to vote all shares of the Common Stock of TII Network Technologies, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 24, 2006, at 1:00 p.m., New York time, at the Danfords On The Sound, 25 East Broadway, Port Jefferson, New York, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

        EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE HEREOF. A VOTE FOR EACH LISTED NOMINEE AND FOR PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS. WHERE NO DIRECTION TO VOTE ON A SPECIFIC MATTER IS GIVEN, THE PROXIES WILL BE DEEMED AUTHORIZED TO VOTE FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSAL 2.

Continued and to be signed on the reverse side if you elect to vote by mail

[LOGO] TII
NETWORK TECHNOLOGIES

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                                                 |_| Mark this box with an X if you have made
                                                     changes to your  name or address details above.
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ANNUAL MEETING PROXY CARD
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A    ELECTION OF DIRECTORS
The Board of Directors recommends a vote FOR the listed nominees.

1.  Election of Directors               For             Withhold
01- Timothy J. Roach                    |_|               |_|
02- Lawrence M. Fodrowski               |_|               |_|
B    PROPOSAL
The Board of Directors recommends a vote FOR the following proposal:

                                     For       Against     Abstain
2.  To ratify the selection of       |_|         |_|         |_|
    KPMG LLP as the Company's
    independent registered public
    accounting firm

C.  AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.
NOTE:  Please sign your name(s)  EXACTLY as you name(s)  appear(s) on this proxy.  All joint holders should sign.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature       Signature 2 - Please keep signature
within the box                            within the box                          Date (mm/dd/yyyy)
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